UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

WHX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-2394	12-3768097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1133 Westchester Avenue, White Plains, New York		10604
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (914) 461-1350

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

BONUS AWARD

On May 21, 2008, the Compensation Committee (the “Committee”) of the Board of Directors of WHX Corporation (the “Company”) approved cash bonuses to Glen M. Kassan, Chief Executive Officer of the Company, and Daniel P. Murphy, Jr., Director and Senior Vice President of Corporate Development of the Company, in the amounts of $100,000 and $140,000, respectively, on account of Messrs. Kassan’s and Murphy’s performance in 2007 (the “2007 Bonuses”).  The 2007 Bonuses brought the total amount of compensation paid to Messrs. Kassan and Murphy for fiscal year 2007 to $800,208 and $888,167, respectively.

As the Committee did not take the above actions until after the filing of the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007 with the Securities and Exchange Commission on March 31, 2008 (the “Annual Report”), information regarding Messrs. Kassan’s and Murphy’s bonuses was omitted from the Summary Compensation Table included in the Annual Report, in reliance on Instruction 1 to Item 402(c)(2)(iii) and (iv) of Regulation S-K.  The following Summary Compensation Table, taken from the Annual Report, is updated to reflect the 2007 Bonuses:

Name and Principal Position	Year	Salary ($)	Bonus ($)		Option Awards ($)	Non-qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total Compensation ($)
(a)	(b)	(c)	(d)		(f)(1)	(h)	(i)		(j)
Glen M. Kassan Chief Executive Officer	2007	600,000	100,000	(3)	--	--	100,208	(2)	800,208
	2006	600,000	--		--	--	5,544		605,544
Daniel P. Murphy, Jr. Senior Vice President of Corporate Development	2007	467,692	140,000	(3)	234,395	--	46,080	(4)	888,167
	2006	450,000	225,000		--	--	32,555	(5)	707,555
James F. McCabe, Jr. Senior Vice President	2007	244,615	100,000		117,197	--	42,686	(6)	504,498
	2006	--	--		--	--	--		--
Ellen T. Harmon Vice President, General Counsel and Secretary(8)	2007	253,077	--		44,643	--	426,935	(7)	724,655
	2006	235,000	130,000		--	--	8,876		373,876

(1)
Amounts reflect the dollar amount recognized for financial statement reporting purposes for the fiscal year in accordance with SFAS No. 123(R).  Assumptions used in the calculation of these amounts are included in Note 14 to the Company’s Consolidated Financial Statements.

(2)
Includes payments for life insurance, discretionary 401(k) payments, and the amount recognized for financial statement reporting purposes for the fiscal year in accordance with SFAS No. 123(R) for the “Arrangement” (defined below).

(3)	The 2007 bonuses for Messrs. Kassan and Murphy were approved by the Compensation Committee of the Board of Directors of the Company on May 21, 2008.

(4)	Includes payments for reimbursement of financial services, life insurance, car allowance, club dues, 401(k) matching and discretionary payments.

(5)	Includes payments for reimbursement of financial services, supplemental healthcare, life insurance, car allowance, club dues, and 401(k) matching payments.

(6)	Includes payments for life insurance, car allowance, temporary living allowance, and 401(k) matching payments.

(7)	Includes payments for life insurance, car allowance, and 401(k) matching and discretionary payments, as well as payments in connection with her resignation in November 2007.

(8)	Ms. Harmon resigned from her positions with the Company and its subsidiaries effective November 9, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 16, 2008	WHX CORPORATION

	By:	/s/ Robert K. Hynes
Robert K. Hynes
Vice President and Chief Financial Officer